EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



                                                                                                                State of
                                                                                       Percentage of         Incorporation
    Parent                                      Subsidiary                               Ownership          or Organization
    ------                                      ----------                               ---------          ---------------

SFS Bancorp, Inc.                       Schenectady Federal Savings Bank                    100%                Federal
Schenectady Federal Savings             SSLA Service Corp.                                  100%                New York
 Bank